Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS SECOND QUARTER 2026 RESULTS

Revenue and operating margin above the high end of guidance

Enterprise segment grows 7.7% year over year and delivers all-time-high non-GAAP gross margin of 54.1%

ARR from subscription and services of approximately $42 million

Douglas Murray, enterprise networking and security veteran, joins Board of Directors

SAN JOSE, California – August 6, 2026 - NETGEAR, Inc. (NASDAQ: NTGR), a global leader in intelligent networking solutions designed to power extraordinary experiences, today reported financial results for the second quarter ended June 28, 2026.

Q2 2026

•
Net revenue of $168.6 million, down 1.2% as compared to Q2 prior year
•
GAAP gross margin of 40.2%, up 270 basis points year over year

Non-GAAP gross margin of 41.4%, up 360 basis points year over year

•
GAAP operating income of $(8.4) million compared to $(9.5) million from Q2 prior year

Non-GAAP operating income of $4.0 million compared to $(1.2) million from Q2 prior year

•
GAAP EPS of $(0.27) compared to $(0.22) from Q2 prior year

Non-GAAP EPS of $0.16 compared to $0.06 from Q2 prior year

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

CJ Prober, Chief Executive Officer, commented, “We delivered another strong quarter of disciplined execution and improved profitability, led by the continued momentum in our Enterprise business. Our growing Enterprise business now represents more than half of our topline and approximately 69% of our non-GAAP gross profit, so we remain encouraged that the investments here are driving the intended results. We are also pleased to welcome Douglas Murray to our Board of Directors, whose deep enterprise networking and security leadership over the past 30 years at companies like Juniper Networks, Extreme Networks and in his current role as CEO of Auvik, will be a tremendous asset. We remain well positioned to create long term value for shareholders by continuing to profitably scale our Enterprise business while preserving optionality for our Consumer business as the supply and regulatory landscape evolves.”

Bryan Murray, Chief Financial Officer, added, “Our second quarter results are another proof point of the second phase of our transformation, allowing NETGEAR to drive strong top and bottom-line performance even in the face of a difficult macroeconomic and supply environment. In concert with strong operational discipline, an improved revenue mix toward higher-margin Enterprise products and services allowed us to deliver topline and profitability above the high end of our guidance range. Continuing our opportunistic approach to stock repurchases, we repurchased $12.9 million of shares, bringing our total to over $116 million since the beginning of 2024, and we have approximately $75 million reserved in our current authorization. Additionally, we are pleased to share that, with our Enterprise revenue mix exceeding 50% each quarter this year, we have been able to update our SIC code to align with the other companies we are competing with in this market.”

Enterprise Segment Results

•
Revenue was $89.0 million, up 7.7% year over year
•
Non-GAAP gross margin was 54.1%, up 740 basis points year over year
•
Non-GAAP contribution margin was 25.9%, up 660 basis points year over year

Mr. Prober continued, “Enterprise continued to strengthen its position as NETGEAR’s primary near-term growth engine, delivering another quarter of topline growth and an all-time high non-GAAP gross margin of more than 54%, reinforcing the progress we are making toward a higher-margin growth profile. Software is becoming an increasingly important differentiator, supported by our strategic acquisitions of VAAG, Exium and the source code for our managed switch portfolio. Despite supply chain headwinds, pricing actions helped preserve robust margins and contributed to an outstanding segment contribution margin of nearly 26%, our highest in over seven years. We also continued to expand our partner and customer ecosystem, surpassing 600 ProAV manufacturing partners, extending our presence in the broadcast and education verticals, and securing several significant customer wins. With the launches of Align and Insight 10.0, growing adoption of Engage, and new go-to-market leadership in APAC, NETGEAR remains well positioned to strengthen its competitive position and deliver continued profitable growth in Enterprise.”

Consumer Segment Results

•
Revenue was $79.6 million, down 9.4% year over year
•
Non-GAAP gross margin was 27.3%, down 210 basis points year over year
•
Non-GAAP contribution margin was (2.2)%, down 590 basis points year over year

Mr. Prober continued, “In Consumer, we continued to execute our transformation with discipline, prioritizing gross profit in core home networking while managing the service provider business for value as we navigate the memory-cost environment. Although revenue remained constrained, the recurring revenue component of our home networking business continued to perform well, driving 15% year-over-year growth in annual recurring revenue. At the same time, the in-house software development capabilities we have built are reducing our reliance on outside partners and strengthening our ability to deliver differentiated products and services. With an experienced leadership team, a more efficient operating model, continued innovation and regulatory tailwinds, we remain optimistic about the long-term growth potential of our Consumer business.”

Business Outlook

Mr. Murray continued, “Within Enterprise, we expect continued growth led by the strong demand for our ProAV line of managed switches. On the Consumer side, while we have our broader product portfolio to address the market, we will continue to prioritize gross profit over revenue to mitigate the effect of the rising cost of memory. For Service Provider and related products, we expect revenue to be approximately $22 million, which would be a decline of approximately 19% as compared to the third quarter of 2025. Accordingly, we expect third quarter net revenue to be in the range of $165 million to $175 million. We continue to have visibility of cost impacts for the balance of the year due to the great progress in accessing supply directly from memory manufacturers. In the third quarter we expect the memory impact to continue to be nominal for our Enterprise business given the relatively higher ASPs and margins and the offset provided by our recent price increases. On the Consumer side we expect increased impact from these headwinds, despite mitigation from actions being taken with our channel partners. The memory cost challenge is expanding to other parts of the BOM, and we are also experiencing modest production delays given the tightening environment. All together, we are continuing to expect approximately 200 basis point headwind to our combined gross margin in the second half compared to the first half with the impact skewed to Q3 due to near-term supply constraints. Accordingly, we expect our third quarter GAAP operating margin to be in the range of (12.0)% to (9.0)%, and non-GAAP operating margin to be in the range of (3.0)% to 0.0%. Our GAAP tax expense is expected to be in the range of $0.5 million to $1.5 million, and our non-GAAP tax expense is expected to be in the range of $1.0 to $2.0 million for the third quarter of 2026.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	September 27, 2026
(In millions, except for percentage data)	Operating Margin Rate	Tax Expense

GAAP	(12.0)% - (9.0)%	$0.5-$1.5
Estimated adjustments for[1]:
Stock-based compensation expense	5.8%	-
Amortization of intangible assets	0.8%	-
Restructuring and other charges	2.4%	-
Non-GAAP tax adjustments	-	0.5
Non-GAAP	(3.0)% - 0.0%	$1.0 - $2.0

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the second quarter results and discuss management's expectations for the third quarter of 2026 today, Thursday, August 6, 2026 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (833) 461-5787. The international dial-in number for the live audio call is (585) 542-9983. The conference ID for the call is 839 828 152. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

Founded in 1996 and headquartered in the USA, NETGEAR® (NASDAQ: NTGR) is a global leader in innovative networking technologies for businesses, homes, and service providers. NETGEAR delivers a wide range of award-winning, intelligent solutions designed to unleash the full potential of connectivity and power extraordinary experiences. For businesses, NETGEAR offers reliable, easy-to-use, high-performance networking solutions, including switches, routers, access points, software, and AV over IP technologies, tailored to meet the diverse needs of small and medium enterprises.

© 2026 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Source: NETGEAR-F

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin and gross margin; creating long-term value for shareholders; positioning NETGEAR for long term success; long-term potential and profitable growth; continued end user demand for NETGEAR’s ProAV line of managed switches; revenue from the service provider channel; expectations regarding continuing market demand for the NETGEAR’s products and services; and expectations regarding expected tax benefits or tax expenses. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products and services may be lower than anticipated; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; loss of services of key personnel may affect NETGEAR’s ability to executive on business strategy effectively; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part II - Item 1A. Risk Factors" in NETGEAR’s quarterly report on Form 10-Q for the fiscal quarter ended March 29, 2026, filed with the Securities and Exchange Commission on May 1, 2026. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share, as well as segment gross profit, segment gross margin, segment operating expenses (consisting of segment research and development, and sales and marketing), segment contribution income (loss) and segment contribution margin. These supplemental measures exclude adjustments for amortization of intangible assets, stock-based compensation expense, acquisition related expenses, restructuring and other charges, litigation reserves, net, gain/loss on investments and others, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangible assets consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of restricted stock units and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: acquisition related expenses, restructuring and other charges, litigation reserves, net, and gain/loss on investments and others. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income (loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures, as well as adjustments for valuation allowances on deferred tax assets, provides our management and users of the financial statements with better clarity regarding both current period performance and the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis, as well as adjustments for valuation allowances on deferred tax assets. The tax valuation allowance is a non-cash adjustment primarily reflecting our expectations of, and assumptions as to, future operating results and applicable tax laws, that are not directly attributable to the current quarter’s operating performance. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 28, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$174,298	$209,904
Short-term investments	93,581	113,132
Accounts receivable, net	152,820	142,045
Inventories	174,933	176,456
Prepaid expenses and other current assets	38,031	31,745
Total current assets	633,663	673,282
Property and equipment, net	25,378	26,001
Operating lease right-of-use assets	32,149	36,715
Intangible assets, net	35,643	38,480
Goodwill	45,022	45,022
Other non-current assets	16,847	16,771
Total assets	$788,702	$836,271

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,036	$43,749
Accrued employee compensation	25,671	34,731
Other accrued liabilities	149,189	144,028
Deferred revenue	25,458	26,904
Income taxes payable	1,042	809
Total current liabilities	255,396	250,221
Non-current income taxes payable	6,707	7,176
Non-current operating lease liabilities	35,506	41,016
Other non-current liabilities	34,668	40,035
Total liabilities	332,277	338,448
Stockholders’ equity:
Preferred stock: $0.001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 200,000,000 shares authorized; shares issued and outstanding: 27,142,599 as of June 28, 2026 and 27,943,198 as of December 31, 2025	27	28
Additional paid-in capital	1,057,325	1,036,545
Accumulated other comprehensive income (loss)	(32)	196
Accumulated deficit	(600,895)	(538,946)
Total stockholders’ equity	456,425	497,823
Total liabilities and stockholders’ equity	$788,702	$836,271

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 28, 2026	March 29, 2026	June 29, 2025	June 28, 2026	June 29, 2025

Net revenue	$168,562	$158,819	$170,532	$327,381	$332,592
Cost of revenue	100,776	94,517	106,554	195,293	212,288
Gross profit	67,786	64,302	63,978	132,088	120,304
Gross margin	40.2%	40.5%	37.5%	40.3%	36.2%
Operating expenses:
Research and development	22,332	21,665	20,845	43,997	39,154
Sales and marketing	33,310	31,670	31,053	64,980	59,094
General and administrative	19,804	19,183	20,683	38,987	38,753
Litigation reserves, net	(1)	500	75	499	38
Restructuring and other charges	782	4,876	862	5,658	5,604
Total operating expenses	76,227	77,894	73,518	154,121	142,643
Loss from operations	(8,441)	(13,592)	(9,540)	(22,033)	(22,339)
Operating margin	(5.0)%	(8.6)%	(5.6)%	(6.7)%	(6.7)%
Other income, net	1,701	1,581	3,976	3,282	12,147
Loss before income taxes	(6,740)	(12,011)	(5,564)	(18,751)	(10,192)
Provision for income taxes	513	1,029	864	1,542	2,270
Net loss	$(7,253)	$(13,040)	$(6,428)	$(20,293)	$(12,462)

Net loss per share
Basic	$(0.27)	$(0.47)	$(0.22)	$(0.74)	$(0.43)
Diluted	$(0.27)	$(0.47)	$(0.22)	$(0.74)	$(0.43)

Weighted average shares used to compute net loss per share:
Basic	27,041	27,977	28,911	27,502	28,815
Diluted	27,041	27,977	28,911	27,502	28,815

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	June 28, 2026	June 29, 2025

Cash flows from operating activities:
Net loss	$(20,293)	$(12,462)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,223	3,291
Stock-based compensation	18,225	12,171
Accretion of discounts and imputed interests, net	1,326	(783)
Deferred income taxes	174	(99)
Provision for excess and obsolete inventory	3,606	2,179
Other	10	(212)
Changes in assets and liabilities:
Accounts receivable, net	(10,775)	11,339
Inventories	(2,083)	3,055
Prepaid expenses and other assets	(7,026)	(2,173)
Accounts payable	10,683	273
Accrued employee compensation	(9,059)	3,939
Other accrued liabilities	1,366	(19,802)
Deferred revenue	(1,661)	(1,583)
Income taxes payable	(236)	(9,660)
Net cash used in operating activities	(8,520)	(10,527)
Cash flows from investing activities:
Purchases of short-term investments	(40,197)	(59,683)
Proceeds from maturities of short-term investments	60,000	60,000
Purchases of property and equipment	(5,276)	(4,927)
Purchases of long-term investments	(60)	(105)
Payments made in connection with business acquisitions, net of cash acquired	—	(12,185)
Net cash provided by (used in) investing activities	14,467	(16,900)
Cash flows from financing activities:
Repurchases of common stock, including excise tax	(33,033)	(15,662)
Restricted stock unit withholdings	(8,602)	(9,697)
Proceeds from exercise of stock options	—	5,266
Proceeds from issuance of common stock under employee stock purchase plan	2,555	2,089
Principal payments on deferred purchase price of intangible asset acquisition	(2,475)	—
Net cash used in financing activities	(41,555)	(18,004)
Net decrease in cash and cash equivalents and restricted cash	(35,608)	(45,431)
Cash and cash equivalents and restricted cash, at beginning of period	212,006	288,551
Cash and cash equivalents and restricted cash, at end of period	$176,398	$243,120
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents at end of period	$174,298	$241,020
Restricted cash included within other non-current assets at end of period	2,100	2,100
Total cash, cash equivalents, and restricted cash at end of period shown in the condensed consolidated statements of cash flows	$176,398	$243,120

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	June 28, 2026	March 29, 2026	June 29, 2025	June 28, 2026	June 29, 2025

GAAP gross profit	$67,786	$64,302	$63,978	$132,088	$120,304
GAAP gross margin	40.2%	40.5%	37.5%	40.3%	36.2%
Amortization of intangible assets	1,416	1,418	—	2,834	—
Stock-based compensation expense	616	501	456	1,117	878
Non-GAAP gross profit	$69,818	$66,221	$64,434	$136,039	$121,182
Non-GAAP gross margin	41.4%	41.7%	37.8%	41.6%	36.4%

GAAP research and development	$22,332	$21,665	$20,845	$43,997	$39,154
Stock-based compensation expense	(1,557)	(1,103)	(1,000)	(2,660)	(1,592)
Acquisition related expenses	(244)	(244)	—	(488)	—
Non-GAAP research and development	$20,531	$20,318	$19,845	$40,849	$37,562

GAAP sales and marketing	$33,310	$31,670	$31,053	$64,980	$59,094
Amortization of intangible assets	(2)	(1)	—	(3)	—
Stock-based compensation expense	(2,712)	(2,265)	(1,816)	(4,977)	(3,129)
Non-GAAP sales and marketing	$30,596	$29,404	$29,237	$60,000	$55,965

GAAP general and administrative	$19,804	$19,183	$20,683	$38,987	$38,753
Stock-based compensation expense	(5,135)	(4,336)	(3,403)	(9,471)	(6,572)
Acquisition related expenses	—	—	(705)	—	(705)
Non-GAAP general and administrative	$14,669	$14,847	$16,575	$29,516	$31,476

GAAP total operating expenses	$76,227	$77,894	$73,518	$154,121	$142,643
Amortization of intangible assets	(2)	(1)	—	(3)	—
Stock-based compensation expense	(9,404)	(7,704)	(6,219)	(17,108)	(11,293)
Acquisition related expenses	(244)	(244)	(705)	(488)	(705)
Restructuring and other charges	(782)	(4,876)	(862)	(5,658)	(5,604)
Litigation reserves, net	1	(500)	(75)	(499)	(38)
Non-GAAP total operating expenses	$65,796	$64,569	$65,657	$130,365	$125,003

GAAP operating income (loss)	$(8,441)	$(13,592)	$(9,540)	$(22,033)	$(22,339)
GAAP operating margin	(5.0)%	(8.6)%	(5.6)%	(6.7)%	(6.7)%
Amortization of intangible assets	1,418	1,419	—	2,837	—
Stock-based compensation expense	10,020	8,205	6,675	18,225	12,171
Acquisition related expenses	244	244	705	488	705
Restructuring and other charges	782	4,876	862	5,658	5,604
Litigation reserves, net	(1)	500	75	499	38
Non-GAAP operating income (loss)	$4,022	$1,652	$(1,223)	$5,674	$(3,821)
Non-GAAP operating margin	2.4%	1.0%	(0.7)%	1.7%	(1.1)%

GAAP other income, net	$1,701	$1,581	$3,976	$3,282	$12,147
Gain/loss on investments and others	32	(22)	(269)	10	(4,911)
Non-GAAP other income, net	$1,733	$1,559	$3,707	$3,292	$7,236

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 28, 2026	March 29, 2026	June 29, 2025	June 28, 2026	June 29, 2025

GAAP net income (loss)	$(7,253)	$(13,040)	$(6,428)	$(20,293)	$(12,462)
Amortization of intangible assets	1,418	1,419	—	2,837	—
Stock-based compensation expense	10,020	8,205	6,675	18,225	12,171
Acquisition related expenses	244	244	705	488	705
Restructuring and other charges	782	4,876	862	5,658	5,604
Litigation reserves, net	(1)	500	75	499	38
Gain/loss on investments and others	32	(22)	(269)	10	(4,911)
Non-GAAP tax adjustments	(867)	(328)	61	(1,195)	997
Non-GAAP net income (loss)	$4,375	$1,854	$1,681	$6,229	$2,142

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net income (loss) per diluted share	$(0.27)	$(0.47)	$(0.22)	$(0.74)	$(0.43)
Amortization of intangible assets	0.05	0.05	—	0.10	—
Stock-based compensation expense	0.36	0.29	0.22	0.64	0.40
Acquisition related expenses	0.01	0.01	0.02	0.02	0.02
Restructuring and other charges	0.03	0.17	0.03	0.20	0.18
Litigation reserves, net	—	0.02	—	0.02	—
Gain/loss on investments and others	—	—	(0.01)	—	(0.16)
Non-GAAP tax adjustments	(0.02)	(0.01)	0.02	(0.02)	0.06
Non-GAAP net income (loss) per diluted share [1]	$0.16	$0.06	$0.06	$0.22	$0.07

Shares used in computing GAAP net income (loss) per diluted share	27,041	27,977	28,911	27,502	28,815
Shares used in computing non-GAAP net income (loss) per diluted share	27,881	28,701	30,424	28,324	30,456

1 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The net loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the net income per diluted share calculation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	June 28, 2026	March 29, 2026	December 31, 2025	September 28, 2025	June 29, 2025

Cash, cash equivalents and short-term investments	$267,879	$296,509	$323,036	$326,383	$363,472
Cash, cash equivalents and short-term investments per diluted share	$9.61	$10.33	$10.97	$10.96	$11.95

Accounts receivable, net	$152,820	$142,155	$142,045	$159,880	$144,871
Days sales outstanding (DSO)	83	79	73	79	77

Inventories	$174,933	$169,305	$176,456	$166,561	$157,305
Ending inventory turns	2.3	2.2	2.5	2.7	2.7

Weeks of channel inventory:
U.S. retail channel	12.6	11.5	11.0	11.9	12.0
U.S. distribution channel	4.0	5.0	5.0	3.5	3.8
EMEA distribution channel	5.6	4.8	4.6	5.5	4.7
APAC distribution channel	10.9	12.7	13.7	8.3	10.2

Deferred revenue (current and non-current)	$29,449	$30,224	$31,110	$32,464	$33,779

Headcount	822	786	784	753	707
Non-GAAP diluted shares	27,881	28,701	29,457	29,782	30,424

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	June 28, 2026		March 29, 2026		June 29, 2025		June 28, 2026		June 29, 2025
Americas	$116,526	69%	$105,863	67%	$116,279	68%	$222,389	68%	$224,040	67%
EMEA	36,423	22%	33,475	21%	34,375	20%	69,898	21%	66,504	20%
APAC	15,613	9%	19,481	12%	19,878	12%	35,094	11%	42,048	13%
Total	$168,562	100%	$158,819	100%	$170,532	100%	$327,381	100%	$332,592	100%

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Six Months Ended
Consumer Segment	June 28, 2026	March 29, 2026	June 29, 2025	June 28, 2026	June 29, 2025

Service provider net revenue [1]	$23,777	$20,232	$27,218	$44,009	$56,925
Other	55,831	54,785	60,693	110,616	113,855
Total Consumer segment net revenue	$79,608	$75,017	$87,911	$154,625	$170,780

1 Service provider net revenue includes cable net revenue sold from retail. Prior-period amounts have been recast to conform to the current-period presentation.

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

SEGMENT DATA:

	Three Months Ended
	June 28, 2026			March 29, 2026			June 29, 2025
	Enterprise	Consumer	Total	Enterprise	Consumer	Total	Enterprise	Consumer	Total
Net revenue	$88,954	$79,608	$168,562	$83,802	$75,017	$158,819	$82,621	$87,911	$170,532
Segment cost of revenue	40,854	57,890		39,658	52,940		44,036	62,062
Segment gross profit	48,100	21,718	69,818	44,144	22,077	66,221	38,585	25,849	64,434
Segment gross margin	54.1%	27.3%		52.7%	29.4%		46.7%	29.4%
Reconciliation of gross profit
Amortization of intangible assets			(1,416)			(1,418)			—
Stock-based compensation expense			(616)			(501)			(456)
Total Consolidated gross profit			$67,786			$64,302			$63,978
Segment operating expenses	25,050	23,452		24,087	22,203		22,623	22,562
Contribution income (loss)	23,050	(1,734)	21,316	20,057	(126)	19,931	15,962	3,287	19,249
Contribution margin	25.9%	(2.2)%		23.9%	(0.2)%		19.3%	3.7%
Corporate and unallocated costs			(17,294)			(18,279)			(20,472)
Amortization of intangible assets			(1,418)			(1,419)			—
Stock-based compensation expense			(10,020)			(8,205)			(6,675)
Acquisition related expenses			(244)			(244)			(705)
Restructuring and other charges			(782)			(4,876)			(862)
Litigation reserves, net			1			(500)			(75)
Other income, net			1,701			1,581			3,976
Income (loss) before income taxes			$(6,740)			$(12,011)			$(5,564)

	Six Months Ended
	June 28, 2026			June 29, 2025
	Enterprise	Consumer	Total	Enterprise	Consumer	Total
Net revenue	$172,756	$154,625	$327,381	$161,812	$170,780	$332,592
Segment cost of revenue	80,512	110,830		86,566	124,844
Segment gross profit	92,244	43,795	136,039	75,246	45,936	121,182
Segment gross margin	53.4%	28.3%		46.5%	26.9%
Reconciliation of gross profit
Amortization of intangible assets			(2,834)			—
Stock-based compensation expense			(1,117)			(878)
Total Consolidated gross profit			$132,088			$120,304
Segment operating expenses	49,137	45,655		41,649	44,114
Contribution income (loss)	43,107	(1,860)	41,247	33,597	1,822	35,419
Contribution margin	25.0%	(1.2)%		20.8%	1.1%
Corporate and unallocated costs			(35,573)			(39,240)
Amortization of intangible assets			(2,837)			—
Stock-based compensation expense			(18,225)			(12,171)
Acquisition related expenses			(488)			(705)
Restructuring and other charges			(5,658)			(5,604)
Litigation reserves, net			(499)			(38)
Other income, net			3,282			12,147
Income (loss) before income taxes			$(18,751)			$(10,192)